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                                                                    EXHIBIT 10.5

                          EXECUTIVE EMPLOYMENT CONTRACT


     This Executive Employment Contract ("Employment Contract") effective as of the 1st day of May, 2003, between Huttig Building Products, Inc., a Delaware corporation, with its principal office located at 555 Maryville University Drive, Suite 240, St. Louis, Missouri 63141, hereinafter termed "Company", and Michael A. Lupo, hereinafter termed "Executive".

     In consideration of the premises and the representations, warranties, covenants and agreements contained herein, the Company and the Executive agree as follows:

     1. Employment. The Company hereby employs the Executive as its President and Chief Executive Officer and the Executive hereby accepts such employment from the Company upon the terms and conditions hereinafter set forth.

     2.   Term of Employment.

          (a) In General. The term of this Employment Contract shall begin on the 1st day of May, 2003 ("Commencement Date") and shall continue until April 30, 2005.

          (b) Termination Without Cause. Either party may terminate this Employment Contract without cause upon not less than sixty (60) days prior written notice to the other party.

          (c) Termination by the Company. In addition to its rights of termination under Section 2(b) above, this Employment Contract may be terminated at any time by the Company upon notice to Executive upon the occurrence of any of the following events:

               (i) In the event the Executive shall be found guilty of fraud, dishonesty or other acts of material misconduct with respect to the business of the Company;

               (ii) In the event of a Change in Control, which, for purposes of this Employment Contract, means

               (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power

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                    of the then outstanding voting securities of the Company
                    entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, by The Rugby Group Ltd. or any direct transferee from The Rugby Group Ltd., or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by substantially the same individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

               (b) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company; or

               (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which substantially the same individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such

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                    reorganization, merger or consolidation, or a complete
                    liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company;

               or

               (iii) In the event of the filing of a voluntary petition in bankruptcy by the Company or its consent to the appointment of a trustee or receiver or in the event involuntary bankruptcy, insolvency or similar proceedings are instituted against the Company and are not dismissed within 60 days.

          (d) Termination by the Executive. In addition to his rights of termination under Section 2(b) above, the Executive shall have the right to terminate this Employment Contract:

               (i)  In the event of a Change in Control; or

               (ii) In the event of the filing of a voluntary petition in bankruptcy by the Company or its consent to the appointment of a trustee or receiver or in the event involuntary bankruptcy, insolvency or similar proceedings are instituted against the Company and are not dismissed within 60 days.

          (e) Automatic Termination. In addition to the foregoing, this Employment Contract shall terminate immediately without notice in the event of Executive's death or permanent disability. Permanent disability shall have the meaning ascribed to it in the Company's Amended and Restated 2001 Stock Incentive Plan ("Stock Incentive Plan"). In the event of any disagreement between the parties with respect to whether a permanent disability exists, a final determination shall be made by a physician mutually agreed upon by the parties hereto.

     3. Duties. The Executive shall have the authority to oversee all aspects of the Company's business, subject to the direction of the Board of Directors of the Company. Executive shall have those responsibilities, and the commensurate authority to carry out such responsibilities, as are customarily within the control of a president and CEO. Unless otherwise directed by the Board of Directors of the Company, the Executive may take any action he deems in good faith to be in the best interests of the Company and its shareholders. The precise services of the Executive may be extended or curtailed from time to time at the discretion of the Board of Directors of the Company.


     4.   Compensation and Benefits.

          (a) Base Compensation. For all services rendered by the Executive under this Employment Contract on behalf of the Company, the Company shall pay the Executive a base salary of Five Hundred Thousand and No/100 Dollars ($500,000.00) per

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year, as such salary may be increased from time to time by the Board of
Directors of the Company, payable semi-monthly or as may be otherwise agreed upon by the parties.

          (b) EVA Plan. Executive shall be entitled to participate, as of the Commencement Date, in the Company's EVA Incentive Compensation Plan ("EVA Plan") which was previously adopted by the Company. Notwithstanding the terms of such EVA Plan, the Company agrees: (i) to permit Executive to receive a distribution of the entire balance of his EVA Plan account each year; and (ii) that Executive shall receive a pro rata allocation to his EVA Plan account for all partial EVA Plan years during the term of this Employment Contract and no such amounts shall be forfeited or lost by Executive upon termination by the Company under Section 2(b), 2(c)(ii) or 2(c)(iii) hereof or by the Executive under Section 2(d)(i) or 2(d)(ii) hereof.

          (c) Stock Options. As of the Commencement Date the Board of Directors of the Company have awarded Executive Four Hundred Thousand (400,000) Non-Qualified Stock Options under the Stock Incentive Plan. The Company agrees that Executive shall be fifty percent (50%) vested in such Non-Qualified Stock Options on April 28, 2004 and fully vested in such Non-Qualified Stock Options on the first to occur of: (i) April 28, 2005; (ii) such date as this Employment Contract is terminated by the Company pursuant to Section 2(b) hereof; or (iii) upon the occurrence of a Change in Control as defined in the Stock Incentive Plan.

          (d) Automobile. The Company hereby agrees to provide to Executive, at its own cost and expense, during the term hereof, use of a premium automobile, as reasonably selected by Executive. The Company shall also pay or reimburse Executive for all costs of operating such Company provided automobile, including gas and oil expenses, repair and maintenance costs and insurance costs. Executive shall comply with Company policies with respect to such automobile and the submission of automobile expenses for reimbursement.

          (e) Health Insurance. Executive is currently covered under a retiree health insurance program from a prior position. The Company hereby agrees to pay or reimburse Executive for the premiums under such insurance program as the same may be in effect from time to time, upon submission of reasonable documentation by Executive.

          (f) Living Expenses. Since the Executive does not reside in the area of the Company, the Company agrees to pay or reimburse Executive for local living expenses and incurred by him in an amount not to exceed Fifty Thousand and No/100 Dollars ($50,000.00) per year.

          (g) Vacation, Holidays and Other Benefits. Executive shall be entitled to such vacation and holiday time and shall receive such other benefits as are provided to other executive officers of the Company in accordance with the plans and policies of the Company in effect from time to time, including without limitation, participation in any 401(k), pension or profit sharing plans of the Company.

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          (h) Taxes. In the event any amounts payable to the Executive hereunder are deemed to be subject to federal taxes (not including his base compensation, bonus compensation or taxes payable upon the exercise of a stock option) and included as income on the executive's W-2 at the end of any calendar year the Company shall gross up the amount included as income at the highest tax rate applicable at that time.

     5. Effect of Certain Termination. In the event of a termination by the Company under Section 2(b), 2(c)(ii) or 2(c)(iii) hereof or by the Executive under Section 2(d)(i) or 2(d)(ii) hereof, Company shall, within ten (10) days of such termination, pay to Executive a fixed amount equal to one hundred percent (100%) of the base salary due Executive under Section 4(a) hereof for the balance of the two year term hereof and shall be responsible for the unexpired portion of any executory apartment, automobile or other leases entered into by Company or Executive in connection with this Employment Contract. The effect of such termination on Executive's awards under or participation in the EVA Plan and Stock Incentive Plan shall be as set forth in such Plan documents, as modified in accordance with the terms of this Employment Contract.

     6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other next-day courier service, or (iii) on the third business day following the date of receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

          (a)  If to the Company: Huttig Building Products, Inc.
                                  555 Maryville University Drive, Suite 240
                                  St. Louis, Missouri 63141
                                  Attention: Vice President - General Counsel

          (b)  If to Executive:   Michael A. Lupo
                                  10105 N.W. 69th Manor
                                  Parkland, Florida 33076


     7. Waiver of Breach. The waiver of either the Company or the Executive of a breach of any provision of this Employment Contract shall not operate or be construed as a waiver of any subsequent breach by either the Company or the Executive.

     8. Binding Effect. This Employment Contract shall be binding upon and shall

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inure to the benefit of both the Company and the Executive and their respective successors, assigns, heirs and legal representatives, but neither this Employment Contract nor any rights hereunder shall be assigned by either the Company or the Executive without the consent in writing of the other party.

     9. Indemnity. The Company shall indemnify Executive and hold him harmless from and against any loss, expense, damage or injury suffered or sustained by him by reason of any acts, omissions or alleged acts or omissions arising out of the Executive's activities on behalf of the Company, including but not limited to any judgments, awards, settlements, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed by the Executive to be in the best interest of the Company and were not performed or omitted fraudulently or in bad faith or as a result of gross negligence by Executive and were not in violation of such Executive's fiduciary obligations to the Company. Any such indemnification shall only be from the assets of the Company. Company also agrees to maintain director and officer liability insurance coverage for Executive under policies reasonably acceptable to Executive, provided, however, that Executive hereby acknowledges and agrees that the Company's director and officer liability insurance coverage in force as of the date of this Employment Contract is acceptable to Executive.

     10. Governing Law and Venue. This Employment Contract shall be governed by and constructed in accordance with the laws of the State of Missouri. However, in the event of any legal or equitable action arising under this Employment Contract, the venue of such action shall not lie exclusively within Missouri but may lie in any court having proper jurisdiction over such matter.

     11. Enforcement Costs. If any party hereto institutes any action or proceeding to enforce this Employment Contract the prevailing party in such action or proceeding shall be entitled to recover from the nonprevailing party all legal costs and expenses incurred by the prevailing party in such action, including, but not limited to, reasonable attorney fees, paralegal fees, law clerk fees, and other legal costs and expenses, whether incurred at or before trial, and whether incurred at the trial level or in any appellate, bankruptcy, or other legal proceeding.


     12. Amendment. This Employment Contract supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof. No change or modification of this Employment Contract shall be valid unless the same is in writing and signed by the person or party to be charged.

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     13.  Severability. If any portion of this Employment Contract shall be, for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties hereto.

     14. Headings. The headings of this Employment Contract are inserted for convenience only and are not to be considered in construction of the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this Employment Contract to be executed by its duly authorized officers, and Executive has hereunto set his hand, as of the day and year first-above written.

                                    COMPANY:
                                    Huttig Building Products, Inc.

                                    By:     /s/ R. S. Evans
                                       ------------------------------------
                                    Name: Robert S. Evans
                                    Title: Chairman


                                    EXECUTIVE:

                                         /s/ Michael A. Lupo
                                    ---------------------------------------
                                    Michael A. Lupo


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